Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Numbers 333-63037, 333-116801, 333-157143, 333-157144 and 333-162411 on Forms S-8 and S-3 of Farmers Capital Bank Corporation of our report dated March 8, 2011 with respect to the consolidated financial statements of Farmers Capital Bank Corporation, which report appears in this Annual Report on Form 10-K of Farmers Capital Bank Corporation for the year ended December 31, 2010.

Crowe Horwath LLP
Louisville, Kentucky
March 8, 2011

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